Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

COMPLETE SOLARIA, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	2023 Equity Incentive Plan Common Stock, $0.0001 par value per share	(1)	Other	21,555,584	$1.67	$35,997,825.28	0.0001531	$5,511.27
Fees to be Paid	Equity	2023 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	(2)	Other	545,438	$1.42	$774,521.96	0.0001531	$118.58

Total Offering Amounts:							$36,772,347.24		5,629.85
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$5,629.85

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) which become issuable under the Registrant’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”), and the 2023 Employee Stock Purchase Plan (the “2023 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2023 Plan. To the extent that any awards outstanding under the 2023 Plan are forfeited, are cancelled, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Registrant prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares reserved for issuance pursuant to such awards will become available for issuance as shares of Common Stock under the 2023 Plan.

For the purpose of computing the registration fee only, the price shown is based upon the price of $1.67 per share, the average of the high and low prices for the Common Stock of the Registrant as reported in the Nasdaq Global Market on August 15, 2025, in accordance with Rule 457(c) and (h)(1).
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) which become issuable under the Registrant’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”), and the 2023 Employee Stock Purchase Plan (the “2023 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

Represents shares of Common Stock reserved for future issuances under the 2023 ESPP.

For the purpose of computing the registration fee only, the price shown is based upon the price of $1.67 per share, the average of the high and low prices for the Common Stock of the Registrant as reported in the Nasdaq Global Market on August 15, 2025, in accordance with Rule 457(c) and (h)(1), multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2023 ESPP.